Exhibit 10.396

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
(this "Amendment") is made and entered into as of the 25th day of March, 2015, by and among ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (the "Company"), and WILLIAM MCBRIDE, III ("Executive").

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of October 10, 2014 (the "Employment Agreement");

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein; and

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Employment Agreement;

NOW, THEREFORE, in consideration of the terms and conditions of this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto each agree as set forth below.

1.Amendments to the Employment Agreement. The Employment Agreement is hereby amended as set forth below.

(a)Amendment to Section 5(a) of the Employment Agreement. The first (1st)
sentence of Section 5(a) of the Employment Agreement is hereby amended and restated as follows:

During the Employment Period, the Company will pay to Executive a base salary at the rate of at least $300,000 per year less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll procedures from time to time.

(b)Amendment to the 8th and 9th Sentences of Section 5(c) of the Employment Agreement. The eighth (8th) and ninth (9th) sentences of Section S(c) of the Employment Agreement are hereby amended and restated as follows:

Executive shall make an I.R.C. Section 83(b) election (the "Election") in 2015 with regard to the Subsequent Restricted Stock Award to accelerate Executive's recognition of the income from the Subsequent Restricted Stock Award such that it is treated as income to Executive in the year of grant for state and federal income tax purposes. In addition to all other compensation due to Executive

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hereunder, the Company shall also pay Executive a bonus, with respect to each applicable year, in an amount equal to the tax liability Executive incurs as a result of the vesting of the Initial Restricted Stock Award and making the Election with respect to the Subsequent Restricted Stock Award (regardless of whether such vesting occurs as result of the passage of time or pursuant to Section 7(b)(iii) of this Agreement) (each, a "Tax Payment Bonus"), which payment shall be "grossed up" to compensate for the additional tax liability Executive incurs as a result of receiving the Tax Payment Bonus such that the Company fully and completely reimburses Executive for any state and federal income tax liability Executive incurs as a result of the vesting of the Initial Restricted Stock Award and making the Election with respect to the Subsequent Restricted Stock Award.

(c)Amendment to Section 5(c) of the Employment Agreement by Adding a New Final Sentence. The following sentence is added to the end of Section 5(c) and constitutes Section 5(c)'s final sentence:

Unless required to be paid earlier pursuant to Section 7(d) of this Agreement, the Tax Payment Bonus shall be payable on the date on which annual bonuses are paid to senior executives generally, but in no event later than two-and-one-half (2½) months following the end of the fiscal year in which the vesting of the Restricted Stock Award occurs.

(d)Amendment to Section 7(b)(iii) of the Employment Agreement. Section 7(b)(iii) is hereby amended and restated as follows:

To the extent any portion of the Restricted Stock Awards and the Common Stock underlying the Warrant are not fully vested as of the Termination Date: (A) such vesting periods shall automatically accelerate such that the Restricted Stock Awards and the Warrant shall be fully vested as of the Termination Date; and (B) Executive shall receive a lump sum amount equal to the Tax Payment Bonus in connection with the vesting of the Restricted Stock Awards; and

2.Existing Terms. The existing terms and conditions of the Employment Agreement shall remain in full force and effect except as such terms and conditions are specifically amended by, or in conflict with, the terms of this Amendment.

3.Governing Law. Except to the extent preempted by federal law, the laws of the State of Georgia shall govern this Amendment in all respects, whether as to its validity, construction, capacity, performance or otherwise.

4.Amendment and Modification. This Amendment may be amended or modified only by a writing signed by all parties hereto that makes specific reference to this Amendment.

5.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

6.Entire Agreement. Except as provided herein, this Amendment contains the entire agreement between the Company and Executive with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ David A. Tenwick
Name:	David A. Tenwick
Title:	Director

/s/ William McBride, III
WILLIAM MCBRIDE, III

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